Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS ANNOUNCES 2013 THIRD QUARTER FINANCIAL RESULTS

Q3 2013 OVERVIEW
•	Revenue of $11.9 million compared to $13.0 million in Q3 2012.
•	Operating loss of $0.9 million compared to operating income of $1.4 million in Q3 2012.
•	Net loss of $1.0 million, or $0.06 per diluted share, compared to net income of $0.8 million, or $0.04 per diluted share, in Q3 2012.
•	EBITDA loss of $0.9 million compared to EBITDA of $1.5 million in Q3 2012.

At September 30, 2013
•	Total cash and equivalents of $17.6 million, or $0.98 per diluted share.
•	Working capital of $26.5 million.
•	$0 long-term debt.
•	Backlog of $37.8 million.

Sykesville, MD – November 14, 2013 - GSE Systems, Inc. ("GSE" or "the Company") (NYSE MKT: GVP), a global energy services solutions provider, today announced financial results for the third quarter ("Q3") and nine months ended September 30, 2013.

Jim Eberle, Chief Executive Officer of GSE, commented, "Although our operating results improved in Q3 2013 as compared to the first and second quarters of 2013, we still incurred a net loss of $1.0 million.  We have experienced a significant slowdown in our operator training simulator markets in 2013 for both nuclear and fossil.  On a positive note, however, the $11.1 million of orders logged in Q3 2013 were more than double the orders recorded in each of the first two quarters of 2013.  We anticipate that this trend will continue in Q4 2013.  As we move into 2014, our primary focus is to return the Company to profitability.  We see encouraging indicators in our Asian markets and in the interest our customers are expressing in our Severe Accident, DesignEPTM, and PSA-HDTM solutions.  We have taken steps to reduce our overhead and SG&A expenses, and will continue to review our cost structure and look for effective cost savings."

Mr. Eberle concluded, "We ended the quarter with a very strong balance sheet, including cash and equivalents of $17.6 million, or $0.98 per diluted share, working capital of $26.5 million, and no long-term debt.  Reflecting the long-term optimism we have for our business, we repurchased 177,755 shares of GSE common stock in Q3 2013 and completed our $3.0 million share repurchase plan in October 2013 with the repurchase of an additional 99,170 shares.  In total, the Company repurchased 1,598,911 shares under this plan."

Q3 2013 RESULTS
Q3 2013 revenue declined 8.7% to $11.9 million from $13.0 million in Q3 2012.  Higher revenue from the $36.0 million Slovakia simulator project in Q3 2013 ($3.7 million) compared to Q3 2012 ($0.3 million) was offset by a nearly $2.0 million decline in revenue at GSE EnVision LLC, reflecting the wind down of a large contract awarded in 2012.  In addition, GSE experienced a further decline in nuclear simulation revenue from clients in Japan and Germany and lower fossil fuel simulation revenue.  The Slovakia simulator project is expected to be substantially completed in the first quarter of 2014.
Gross profit in Q3 2013 was $3.1 million, or 25.9% of revenue, as compared to $5.0 million, or 38.8% of revenue, in Q3 2012.  The decline in gross profit was largely driven by the higher percentage of revenue associated with the Slovakian project in Q3 2013 (31.1%) as compared to the percentage of revenue from the Slovakian project in Q3 2012 (2.3%).  Revenue from the Slovakia project has a substantially lower gross profit margin than GSE's normal gross profit margin due to an inordinate amount of hardware being supplied.  Lower revenue from GSE EnVision LLC, which has an overall gross profit that is substantially higher than GSE's normal gross profit margin, also contributed to lower overall gross margin for the quarter.
Operating loss for Q3 2013 was $0.9 million compared to operating income of $1.4 million in Q3 2012.
Net loss for Q3 2013 was $1.0 million, or $0.06 per basic and diluted share, compared to net income of $0.8 million, or $0.04 per basic and diluted share, in the same period last year.
The EBITDA (Earnings before interest, taxes, depreciation and amortization) loss for Q3 2013 was $0.9 million compared to EBITDA of $1.5 million in Q3 2012.

Backlog at September 30, 2013 was $37.8 million compared to $51.9 million at December 31, 2012.

GSE's cash position at September 30, 2013 was $17.6 million, excluding $2.2 million of restricted cash.

CONFERENCE CALL
Management will host a conference call this afternoon at 4:30 pm Eastern Time to discuss Q3 results and other matters.  Interested parties may participate in the call by dialing:

•	(877) 407-9753 (Domestic) or
•	(201) 493-6739 (International)

The conference call will also be accessible via the following link:
http://www.investorcalendar.com/IC/CEPage.asp?ID=171871

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. is a world leader in real-time high-fidelity simulation, providing a wide range of simulation, training and engineering solutions to the energy and process industries. Its comprehensive and modular solutions help customers achieve performance excellence in design, training and operations. GSE's products and services are tailored to meet specific client requirements such as scope, budget and timeline. The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Madison, New Jersey; Cary, North Carolina; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; Glasgow, UK; and Beijing, China. Information about GSE Systems is available at www.gses.com.
FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Jim Eberle	Devin Sullivan
Chief Executive Officer	Senior Vice President
GSE Systems Inc.	(212) 836-9608
(410) 970-7950	dsullivan@equityny.com

Thomas Mei
Associate
(212) 836-9614
tmei@equityny.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	(unaudited)		(unaudited)
	Three Months ended		Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Contract revenue	$11,883	$13,009	$35,300	$39,581
Cost of revenue	8,811	7,960	26,332	26,143
Write-down of capitalized software development costs	-	-	2,174	-

Gross profit	3,072	5,049	6,794	13,438

Selling, general and administrative	3,808	3,483	11,919	10,663
Goodwill impairment loss	-	-	4,462	-
Depreciation	135	131	434	406
Amortization of definited-lived intangible assets	51	79	155	235
Operating expenses	3,994	3,693	16,970	11,304

Operating income (loss)	(922)	1,356	(10,176)	2,134

Interest income, net	22	36	85	121
Gain (loss) on derivative instruments	(78)	20	(221)	36
Other income (expense), net	(49)	(97)	(60)	82

Income (loss) before income taxes	(1,027)	1,315	(10,372)	2,373

Provision (benefit) for income taxes	(32)	499	(23)	869

Net income (loss)	$(995)	$816	$(10,349)	$1,504

Basic income (loss) per common share	$(0.06)	$0.04	$(0.57)	$0.08
Diluted income (loss) per common share	$(0.06)	$0.04	$(0.57)	$0.08

Weighted average shares outstanding - Basic	18,058,319	18,390,034	18,232,873	18,370,907
Weighted average shares outstanding - Diluted	18,058,319	18,459,934	18,232,873	18,483,142

GSE SYSTEMS, INC AND SUBSIDIARIES
Selected balance sheet data
	(unaudited)
	September 30, 2013	December 31, 2012

Cash and cash equivalents	$17,559	$22,386
Restricted cash - current	983	743
Current assets	43,948	50,057
Long-term restricted cash	1,184	1,192
Total assets	48,851	62,564

Current liabilities	$17,433	$20,275
Long-term liabilities	811	1,459
Stockholders' equity	30,607	40,830

EBITDA Reconciliation

EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP").  Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is useful to investors to evaluate the Company's results because it excludes certain items that are not directly related to the Company's core operating performance. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income (loss)	$(995)	$816	$(10,349)	$1,504
Interest income, net	(22)	(36)	(85)	(121)
Provision (benefit) for income taxes	(32)	499	(23)	869
Write-down of capitalized software development costs	-	-	2,174	-
Depreciation and amortization	186	210	589	641
Goodwill impairment loss	-	-	4,462	-
EBITDA	$(863)	$1,489	$(3,232)	$2,893